AGREEMENT FOR PURCHASE AND SALE OF STOCK

THIS AGREEMENT (this "Agreement"), is effective as of the 20th day of Janauary 2002, is made by and between Gold Crown Holdings LTD, a BVI corporation
("Seller")  and  Richard  H.  Langley,  Jr.  ("Buyer").

                                    ARTICLE I

1.1 Purchase and Sale of the Shares. Seller owns a total of 990,000 restricted common shares of YOURNET common stock. These shares are subject to further restrictions pursuant to a shareholder voting agreement attached hereto as exhibit "A". Seller desires to sell and Buyer desires to purchase these shares as set forth in that agreement on the terms and conditions set forth herein.

1.2 Purchase Price.The purchase price ("Purchase Price"), constituting full consideration for sale, transfer and assignment of these shares shall be shall be $ 50,000.00. Receipt of the payment is hereby acknowledged.

1.3 Transfer of Shares. Subject to the terms and conditions set forth in this agreement, Seller shall assign, convey and transfer to Buyer the stock free and clear of all liens, claims and encumbrances arid the rights of third parties except as otherwise provided herein. The conveyance, assignment, transfer or delivery of the stock shall be effected by delivery to Buyer by Seller instruments of general assignment, and all such bills of sale, endorsements, assignment, and other good and sufficient instruments of conveyance and of transfer as Buyer may reasonable request to vest more effectively in Buyer all right, title arid interest of Buyer in the Company together with the necessary books, records, specifications, and other data relating to the Company, as Buyer may possess (collectively herein, the "Transfer Documents").

1.4 Buyer Acknowledgements. I n addition t o the representations and warranties made by Buyer in Article III, Buyer acknowledges and agrees to the following:

(a) The Shares will be registered under Federal or state securities laws. These shares shall be restricted pursuant to Rule 144 of the Securities Act of 1933 and will subject to a pooling agreement of shareholders. The Shares and the operations of the Company are extremely speculative and risky. Since commencement of the Shares and the operations of the Company are extremely speculative and risky. There is no guarantee the Company will be able to produce a profit, cash flow or continue its operations.

(b)     Each certificate representing the Shares will have the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND RESTRICTED PURSUANT TO RULE 144. THEY MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE TRANSFERROR FIRST COMPLIES WITH SAID ACT AND THE SHAREHOLDER POOLING AGREEMENT RESTRICTING THE TRANSFER AND SALE OF THESE SECURITIES.

(c) The shares shall be further restricted pursuant to a shareholder voting agreement which is attached hereto as exhibit "A". All terms of that agreement are hereby incorporated by reference. Buyer agrees to abide by all the terms and conditions of the shareholder voting agreement.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

           Seller hereby represents and warrants to Buyer as follows:

2.1 Corporate Organization. The Seller is an individual with all requisite power and authority to carry on its business as is now being conducted.

2.2 Authorization. Seller has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

2.3 Absence of Dividends. Since inception of the corporation, there has not been any declaration, setting aside or payment of any dividend or distribution, whether in cash, stock or property in respect YOURNET's capital stock, or any redemption, purchase or other acquisition of such capital stock by the Company

2.4 Contracts. Company is not in material default or alleged to be in material default under any real property lease.

2.5 Litigation. To the knowledge of Seller, there is no material suit, action, investigation or proceeding pending, nor have any of the foregoing been threatened against YOURNET or Seller which, if adversely determined, would materially and adversely affect YOURNET.

2.6 Encumbrance. To the knowledge of Seller, the assets of the Company are not subject to any encumbrance.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer  represents  and  warrants  to  Seller  as  follows:

3.1 Corporate Organization, etc.Buyer is an individual who resides in Los Angeles, California.

3.2 Authorization.Buyer has is financially able to purchase the Shares for the stated purchase price.

                                   ARTICLE IV

                               COVENANTS OF SELLER

From the date hereof and until the Closing, except as otherwise consented to or approved by Buyer in writing, Seller covenants and agrees (and will cause YOURNET to act or refrain from acting where required hereinafter) as follows:

4.1 Operation of Business. (i) the Company will operate its business with reasonable business prudence; (ii) the Company will not pay or agree to pay any dividends and will not make any changes to its organization structure; (iii) will maintain (except for expiration due to lapse of time or action by the other party) all material real property leases and customer contracts; and (iv) will maintain the Company's insurance coverage currently in existence.

4.2 Consultants, Brokers and Finders. Seller represents that he has not retained any consultant, broker or finder in connection with this transaction. Seller agrees to indemnify and hold Buyer harmless against any claim or liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein, except to the extent that such liability arose from the acts of Buyer.

4.3 Consents. Seller will exercise reasonable efforts to assist in obtaining any regulatory, third-party or other consents required in order to effect the transaction contemplated by this Agreement including a Final Order.
                             ARTICLE  V

                               COVENANTS OF BUYER

Buyer  hereby  covenants  and  agrees  with  Seller  that:

5.1 Buyer represents that it has not retained any consultant, broker or finder in connection with this transaction. Buyer agrees to indemnify and hold Seller and each of Seller's Affiliates harmless against any claim or liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein, except to the extent that such liability arose from the acts of Seller.

5.2 Contracts. Buyer will exercise reasonable efforts to assist in obtaining any regulatory, third-party or other consents required in order to effect the transaction contemplated by this Agreement including a Final Order.

                                   ARTICLE VI

                                OTHER AGREEMENTS

Buyer  and  Seller  covenant  and  agree  that:

6.1 Books and Records. Seller and Buyer shall, and shall cause themselves and respective Affiliates to, preserve all information, returns, books, records and documents (collectively, the "Books and Records") relating to any financial records of the Corporation.

                                   ARTICLE VII

                     CONDITIONS TO THE OBLIGATIONS OF BUYER

Each and every obligation of Buyer under this Agreement shall be subject to the satisfaction, of each of the following conditions unless waived in writing by
Buyer:

7.1      Transfer  Shares.          The  transfer  of  the  shares  described
in  Section      1.1  shall  have  been  made.

7.2 Representations and Warranties; Performance.T h e representations arid warranties made by Seller herein shall be true and correct in all material respects on the date of this Agreement with the same effect as though made on such date; Seller and the Company shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them.

7.3 Consents and Approvals. All material consents from third parties and governmental agencies required to consummate the transactions contemplated hereby or which, either individually or in the aggregate, if not obtained, would cause a material adverse effect on the Company's business must have been obtained.

7.4 No Proceeding or litigation. No material action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced, and no material investigation by any governmental or regulatory authority shall have been commenced against Seller, the Company, Buyer or any of their respective principals, officers or directors seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

ARTICLE  VIII

CONDITIONS  TO  THE  OBLIGATIONS  OF  SELLER

     Each and every obligation of Seller under this Agreement shall be subject to the satisfaction, of each of the following conditions unless waived in writing by Seller:

     8.1 Payment. The payment described in Section 1.2 shall have been secured by the promissory note attached hereto as exhibits "A".

     8.2 Representations and Warranties; Performance. T h e representations and warranties made by Buyer herein shall be true and correct in all material respects on the date of this Agreement and on the Closing Date with the same effect as though made on such date; Buyer shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement.

     8.3 Consents and Approvals. All material consents from third parties and governmental agencies required to consummate the transactions contemplated hereby or which, either individually or in the aggregate, if not obtained, -would cause a material adverse effect on the Company's business must have been obtained.

     8.4 No Proceeding or Litigation.No material action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced, and no material investigation by any governmental or regulatory authority shall have been commenced against Seller, the Company, Buyer or any of their respective principals, officers or directors seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.


ARTICLE  IX

INDEMNIFICATION

     9.1 Seller shall indemnify and hold harmless Purchaser from and against any and all liabilities, losses, damages, claims, demands, costs, expenses or judgments of every kind and description whatsoever, that result from claims asserted against Purchaser by a third party, whether known or unknown by Seller arising from any action or inaction by or activities or inactivity of Seller or any other party, or arising, resulting from or related to the conduct of Seller's business, or any other parties business, or arising out of, resulting from, or relating to any breach of, or failure by Seller to perform any or its representations, warranties, covenants or agreements in this Agreement. Purchaser shall cooperate with Seller in defending any demands, claims asserted or actions filed for which Seller may be liable under the provisions of this subparagraph by giving prompt notice to Seller of the assertion or existence of any such demands, claims or causes of action whereupon Seller shall forthwith assume the defense of any such demand, claim or action and Purchaser shall furnish such documents arid information as may be reasonably requested by attorneys for Seller. In the event Seller shall fail to assume the defense of any such demand, claim or action or to settle such demand, claim or action, Purchaser shall have the right to defend or compromise or settle (which such compromise or settlement and the amount thereof shall be in the sole and absolute discretion of Purchaser) any such demand, claim or action and Purchaser shall be reimbursed by Seller for the actual out-of-pocket-expenses, including reasonable attorneys' fees expended or incurred, of Purchaser expended in connection with the defense or settlement of any such demand, claim or action, plus the amount paid or incurred for the settlement or compromise of any such demand, claim or action.

9.2 Purchaser shall indemnify and hold harmless Seller against any and all liabilities, losses, damages, claims, demands, costs, expenses or judgments of every kind and description whatsoever that result from claims asserted against Seller by a third party arising from any action or inaction by or activities or inactivity of Purchaser after the date of this Agreement, or arising, resulting from or related to the conduct of Purchaser's business arising, resulting from, or relating to any breach of, or failure by Purchaser to perform any of its representations, warranties, covenants, or agreements in this Agreement. Seller shall cooperate with Purchaser in defending any demands, claims asserted or actions filed for which Purchaser may be liable under the provisions of this subparagraph by giving notice to Seller of the assertion or existence of any such demands, claims or causes of action whereupon Purchaser shall forthwith assume the defense of any such demand, claim or action and by furnishing such documents and information as may be reasonably requested by attorneys for Purchaser. In the event Purchaser shall fail to assume the defense of any such demand, claim or action or to settle such demand, claim or action, Seller shall have the right to defend or compromise or settle (which such compromise or settlement and the amount hereof shall be in the sole and absolute discretion of Seller).

ARTICLE  X

ARBITRATION  CLAUSE

     10.1 Arbitration.Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall be settled by arbitration in Los Angeles, California before three arbitrators in accordance with the commercial rules of the American Arbitration Association. The arbitrators shall be selected in accordance with said Rules. Judgment upon the award rendered by the arbitrators shall be final and binding on the parties, not subject to any appeal and may be entered in any court having jurisdiction thereof. The laws of the State of California, including its procedural laws, shall control said arbitration proceeding and the interpretation of this Agreement. The arbitrators shall decide on the matter of costs of the arbitration, including costs enforcement of judgment upon the award, and may award reasonable attorney's fees and costs.

ARTICLE  XI

MISCELLANEOUS  PROVISIONS

     11.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of Seller and Buyer.

     11.2 Waiver of Compliance: Consents. Any failure of Seller or Buyer to comply with any obligation, covenant, condition herein may be waived in writing by Buyer or Seller, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as waiver of or estoppel with respect to any subsequent or other failure.

     11.3 Expenses. Each party will pay its own legal, accounting and other expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated herein.

     11.4 Notices. All consents, approvals, claims, notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given or made when delivered by hand or when actually received:
If  to  Buyer:
     Richard  H.  Langley,  Jr.
     1875  Century  Park  East,  Suite  150
     Los  Angeles,  CA  90067

If  to  Seller:
GoldCrown  Holdings  LTD.
C/O  Optima  International
110  Francis  Drake  Highway
Roadtown,  Tortola  BVI

11.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

11.6 Neutral Interpretation. This Agreement constitutes the product of the negotiation of the parties hereto and.-the enforcement hereof must be interpreted in neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.



11 .7 Entire Agreement; Amendment.This Agreement constitutes the entire agreement between the parties and supersedes all prior ox contemporaneous agreements and understandings, oral anal written, between the parties hereto with respect to the subject matter. hereof. This Agreement may not be amended, modified or terminated unless in a written instrument executed by the party or parties sought to be bound.

11.8 Headings.The section and other headings contained in this Agreement are for reference purposes only anal shall not be deemed to be part of this Agreement or to affect. the meaning or interpretation of the Agreement.

11.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an. original and all of which together shall be deemed to be one and. the same instruments.

11.10  Time  of  Essence.Time  is  of  the  essence  of  this  Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written-above.


                         Goldcrown  Holdings  LTD


                         /s/ Paul Lemmon, Director


                         Richard  Langley,  Jr.


                         /s/ Richard Langley